                                                                    EXHIBIT 14.1


                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference of our report dated 3 September 2003 (except for note 29 (iii) which is as of 26 November 2003 and the second paragraph of note 32 which is as of 4 February 2004) with respect to the consolidated balance sheets of Diageo plc and subsidiaries as at 30 June 2003 and 30 June 2002, and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses, and consolidated cash flow statements for each of the years in the three year period ended 30 June 2003, which report appears in the Form 20-F/A for the year ended 30 June 2003 in the following Registration Statements. Our report makes reference to the restatement of certain information in respect of the year ended 30 June 2003.


Registration Statement on Form F-3 (File Nos. 333-110804, 333-10410 and 333-14100); and
Registration Statement on Form S-8 (File No. 333-11460); and
Registration Statement on Form S-8 (File No. 333-11462); and
Registration Statement on Form S-8 (File No. 333-9770); and
Registration Statement on Form S-8 (File No. 333-8092); and
Registration Statement on Form S-8 (File No. 333-8094); and
Registration Statement on Form S-8 (File No. 333-8096); and
Registration Statement on Form S-8 (File No. 333-8098); and
Registration Statement on Form S-8 (File No. 333-8090); and
Registration Statement on Form S-8 (File No. 333-8100); and
Registration Statement on Form S-8 (File No. 333-8106); and
Registration Statement on Form S-8 (File No. 333-8102); and
Registration Statement on Form S-8 (File No. 333-8104)



KPMG Audit Plc
Chartered Accountants

London, England

4 February 2004